Exhibit 10.9

SEVENTH AMENDMENT TO
COMMON TERMS AGREEMENT

This Seventh Amendment, dated as of October 8, 2021 (the “Seventh Amendment”), amends the Amended and Restated Common Terms Agreement, dated as of May 22, 2018 (as amended by the First Amendment, dated as of November 28, 2018, the Second Amendment, dated as of August 30, 2019, the Third Amendment, dated as of November 8, 2019, the Fourth Amendment, dated as of November 26, 2019, the Fifth Amendment, dated as of November 16, 2020, the Sixth Amendment, dated as of April 1, 2021 and as further amended, amended and restated, modified or supplemented from time to time, the “Common Terms Agreement”), by and among Cheniere Corpus Christi Holdings, LLC (the “Borrower”), Corpus Christi Liquefaction, LLC, Cheniere Corpus Christi Pipeline, L.P. and Corpus Christi Pipeline GP, LLC (the “Guarantors” and, together with the Borrower, the “Loan Parties”), Société Générale as the Term Loan Facility Agent, The Bank of Nova Scotia as the Working Capital Facility Agent, each other Facility Agent on behalf of its respective Facility Lenders, and Société Générale as the Intercreditor Agent. All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Common Terms Agreement.

WHEREAS, Section 11.1 (Restricted Payments) of the Common Terms Agreement provides that the Borrower may make Restricted Payments quarterly after the Project Completion Date, provided the conditions set forth in Section 11.1 (Restricted Payments) are met;

WHEREAS, the Borrower would like the ability to be able to make Restricted Payments on a monthly basis subject to reserving each month a proportionate share of the Senior Debt Obligations due and payable on the next Quarterly Payment Date; and

WHEREAS, the Intercreditor Agent is executing this amendment as set forth herein pursuant to Section 23.16 (Amendments) of the Common Terms Agreement, Section 10.01 (Decisions; Amendments, Etc.) of the Term Loan Facility Agreement, Section 11.01 (Decisions; Amendments, Etc.) of the Working Capital Facility Agreement, Section 3 (Voting and Decision Making) and Section 4 (Modifications; Instructions; Other Relationships) of the Intercreditor Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and subject to the terms and conditions herein set forth, the parties hereto agree as follows:

Section 1. Amendments to Common Terms Agreement. The Borrower, the Guarantors and the Intercreditor Agent each agree that the Common Terms Agreement is hereby amended by:

(a)     adding the following definitions to Section 1.3 (Definitions) of Schedule A (Common Definitions and Rules of Interpretation) to the Common Terms Agreement:

(1)“DSAA Reserve Amount” means as of any date on or after the Project Completion Date, an amount necessary to pay Senior Debt

Obligations projected to be due and payable by or on the next Quarterly Payment Date (assuming that no Event of Default will occur during such period) taking into account, with respect to interest, the amount of interest that would accrue on the aggregate principal amount of Senior Debt outstanding for the covered three-month period after giving effect to a Permitted Hedging Instrument in respect of interest rates then in effect; provided that (a) Senior Debt Obligations projected to be due and payable for purposes of this calculation shall not include (i) Working Capital Debt; (ii) any voluntary or mandatory prepayments; (iii) commitment fees, front end fees, structuring, original issue discount, arrangement fees and letter of credit fees; or (iv) Hedging Termination Amounts and (b) for purposes of the calculation of the scheduled principal payment of Senior Debt, any final balloon payment of Senior Debt shall not be taken into account and instead only the equivalent of the principal payment on the immediately preceding Payment Date for payment of principal prior to such balloon payment shall be taken into account.”

(2)“Senior Debt Service Accrual Account” means the account of that name established pursuant to Section 4.5(m) (Senior Debt Service Accrual Account) of the Common Security and Account Agreement.

(b)     amending Section 11.1 (Conditions to Restricted Payments) of the Common Terms Agreement by inserting the double-underlined text (example: double-underlined text) and deleting the stricken text (example: ~~stricken text~~) as set forth below:

Restricted Payments may be made up to once monthly provided that each of the following, and no other, conditions has been satisfied:

(a)     no Loan Facility Event of Default or Unmatured Loan Facility Event of Default has occurred and is Continuing or could occur as a result of such Restricted Payment;

(b)     (i) the Historical DSCR for the last measurement period (calculated for this purpose by excluding any amount contributed during such measurement period under the cure right in Section 12.25 (Historical DSCR)) and (ii) the Fixed Projected DSCR for the 12-month period beginning on the Quarterly Payment Date on or immediately prior to the proposed date of the Restricted Payment are, in each case, at least 1.25:1;

(c)     the Senior Debt Service Reserve Account is funded (with cash or Acceptable Debt Service Reserve LCs) with the then-applicable Reserve Amount, including the applicable debt service reserve requirements (if any) under any Senior Debt Instrument governing Additional Senior Debt;

(d)     the Project Completion Date has occurred;

(e)     no actual LNG SPA Prepayment Event or Unmatured LNG SPA Prepayment Event has occurred and is continuing in respect of which the prepayment and cancellation required by the occurrence of such event in accordance with Section 8.2 (LNG SPA Mandatory Prepayment) has not been made in full;

(f)     at least two Business Days prior to the proposed date of such Restricted Payment, the Intercreditor Agent has received a certificate from the Borrower confirming that each of the conditions set forth in clauses (a) through (e) above and (h) below have been satisfied and setting forth the calculation of Historical DSCR and Fixed Projected DSCR in clause (b) above;

(g)     each Senior Creditor Group Representative has received a certificate from the Borrower setting forth such calculation of Historical DSCR and confirming clause (b) above; and

(h)     ~~for so long as any Loans under the Term Loan Facility Agreement are outstanding, the Restricted Payment is made on a date that is no later than 25 Business Days following the most recent Quarterly Payment Date~~ if the proposed Restricted Payment is being made between Quarterly Payment Dates, as of the date of such Restricted Payment and before giving effect to such Restricted Payment, the Borrower shall have deposited into, and shall have on deposit in, the Senior Debt Service Accrual Account an amount equal to:

(A)    one-third of the DSAA Reserve Amount for a Restricted Payment made within the first month following the immediately preceding Quarterly Payment Date;

(B)    two-thirds of the DSAA Reserve Amount for a Restricted Payment made within the second month following the immediately preceding Quarterly Payment Date; and

(C)    not less than 100% of the DSAA Reserve Amount for a Restricted Payment made within the third month following the immediately preceding Quarterly Payment Date.

Section 3. Effectiveness. This Seventh Amendment shall be effective upon (a) the receipt by the Intercreditor Agent of executed counterparts of this Seventh Amendment by the Borrower and each Guarantor and (b) the execution of this Seventh Amendment by the Intercreditor Agent.

Section 4. Finance Document. This Seventh Amendment constitutes a Finance Document as such term is defined in, and for purposes of, the Common Terms Agreement.

Section 5. GOVERNING LAW. THIS SEVENTH AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, UNITED STATES WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

Section 6. Headings. All headings in this Seventh Amendment are included only for convenience and ease of reference and shall not be considered in the construction and interpretation of any provision hereof.

Section 7. Binding Nature and Benefit. This Seventh Amendment shall be binding upon and inure to the benefit of each party hereto and their respective successors and permitted transfers and assigns.

Section 8. Counterparts. This Seventh Amendment may be executed, manually or electronically, in multiple counterparts, each of which shall be deemed an original for all purposes, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Seventh Amendment by facsimile or in electronic document format (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Seventh Amendment.

Section 9. No Modifications; No Other Matters. Except as expressly provided for herein, the terms and conditions of the Common Terms Agreement shall continue unchanged and shall remain in full force and effect. Each amendment granted herein shall apply solely to the matters set forth herein and such amendment shall not be deemed or construed as an amendment of any other matters, nor shall such amendment apply to any other matters.

Section 10. Electronic Execution of Documents. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Seventh Amendment and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

[Signature pages follow]

ACKNOWLEDGED AND AGREED:

CHENIERE CORPUS CHRISTI HOLDINGS, LLC, as the Company

By:	/s/ Lisa C. Cohen
	Name:	Lisa C. Cohen
	Title:	Treasurer

CORPUS CHRISTI LIQUEFACTION, LLC, as Guarantor

By:	/s/ Lisa C. Cohen
	Name:	Lisa C. Cohen
	Title:	Treasurer

CHENIERE CORPUS CHRISTI PIPELINE, L.P., as Guarantor

By:	/s/ Lisa C. Cohen
	Name:	Lisa C. Cohen
	Title:	Treasurer

CORPUS CHRISTI PIPELINE GP, LLC, as Guarantor

By:	/s/ Lisa C. Cohen
	Name:	Lisa C. Cohen
	Title:	Treasurer

SIGNATURE PAGE TO CONSENT (SEVENTH AMENDMENT TO CCH A&R COMMON TERMS AGREEMENT)

IN WITNESS WHEREOF, the parties have caused this Seventh Amendment to the Common Terms Agreement to be duly executed and delivered as of the day and year first above written.

SOCIÉTÉ GÉNÉRALE, as Intercreditor Agent on behalf of itself, each Facility Agent and the Requisite Intercreditor Parties
By:	/s/ Sabryna El Khemir
Name:	Sabryna El Khemir
Title:	Director

SIGNATURE PAGE TO SEVENTH AMENDMENT TO CCH A&R COMMON TERMS AGREEMENT